UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 14, 2011

EpiCept Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-51290	52-1841431
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

777 Old Saw Mill River Rd., Tarrytown, New York		10591
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	914-606-3500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2011, EpiCept Corporation (the "Company") received notice from Guy C. Jackson, a member of the Company's Board of Directors (the "Board"), of his resignation from the Board solely for personal reasons and not due to any disagreement with the Company's Board or management, effective June 14, 2011. Following Mr. Jackson’s resignation, the Company has six directors, of whom five are independent directors. The Company does not intend to fill the vacancy on its Board.

Item 5.07 Submission of Matters to a Vote of Security Holders.

EpiCept Corporation (the "Company") held its Annual Meeting of Stockholders on June 14, 2011. Stockholders voted to reelect directors Robert G. Savage and John V. Talley to the Company’s Board of Directors. Each director elected will serve a term that expires at the Company’s 2014 Annual Meeting of Stockholders and until their respective successors are elected and qualified. In addition, Stockholders ratified the selection of Deloitte & Touch LLP to serve as the Company’s independent registered public accounting firm for the year ended December 31, 2011.

Stockholders also approved a proposal (the "Adjournment Proposal") to adjourn of the annual meeting to solicit additional proxies in the event there were insufficient votes to approve a proposal (the "Reverse Split Proposal") to give the Company’s Board of Directors the ability to effect a reverse stock split of its outstanding common stock at a ratio in the range of one for two (1:2) to one for six (1:6), to be determined at the discretion of the Company’s Board of Directors.

Approval of the Reverse Split Proposal requires the approval of a majority of the outstanding shares. Therefore, abstentions and broker non-votes have the same effect as votes against such proposals. As of the time of the meeting, approximately 49% of the total number of outstanding shares had been cast in favor of the Reverse Split Proposal, with a substantial number of broker non-votes and other shares not represented in the voting. After considering the importance of the matter, the number of votes not cast and the fact that stockholders voting at the annual meeting were in favor of the Reverse Split Proposal, stockholders present at the annual meeting approved the Adjournment Proposal so that management could adjourn and reconvene the annual meeting to allow additional time to solicit proxies from those stockholders who had not voted on the Reverse Split Proposal.

The results of the vote taken at the Annual Meeting on June 14, 2011 for each proposal are as follows:

Proposal 1: Election of Directors

Robert G. Savage
Votes For: 22,978,731
Votes Withheld: 15,024,025
Broker Non-Votes: 3,509,821

John V. Talley
Votes For: 22,835,378
Votes Withheld: 15,167,378
Broker Non-Votes: 3,509,821

Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm for the Year Ending December 31, 2011.

Votes For: 27,009,367
Votes Against: 563,042
Votes Abstained: 13,940,168
Broker Non-Votes: n/a

Proposal 3: To give the Company’s Board of Directors the ability to effect a reverse stock split of its outstanding common stock at a ratio in the range of one for two (1:2) to one for six (1:6), to be determined at the discretion of the Company’s Board of Directors.

Votes For: 35,272,920
Votes Against: 5,873,642
Votes Abstained: 366,015
Broker Non-Votes: n/a

Proposal 4: To adjourn the Annual Meeting to solicit additional proxies in the event there are insufficient votes to approve the third proposal.

Votes For: 33,493,164
Votes Against: 4,785,974
Votes Abstained: 3,233,439
Broker Non-Votes: n/a

Following the adjournment of the annual meeting, the Company obtained additional votes in favor of the Reverse Split Proposal, and at the present time, greater than 50% of the total number of outstanding shares has been cast in favor of the Reverse Split Proposal.

The Company’s annual meeting is adjourned to June 27, 2011, at 10:00 a.m. EDT, at the Company’s headquarters at 777 Old Saw Mill River Road, Tarrytown, New York, solely with respect to the Reverse Split Proposal.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EpiCept Corporation

June 20, 2011	By:	/s/ Robert W. Cook

Name: Robert W. Cook
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated June 16, 2011.